UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________
FORM 8-K
____________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

November 30, 2022
Date of Report (Date of earliest event reported) ____________________________
Aramark
(Exact name of Registrant as Specified in its Charter) ____________________________
Delaware		001-36223	20-8236097
(State or other Jurisdiction of Incorporation)		(Commission File Number)	(IRS Employer Identification No.)
2400 Market Street			19103
Philadelphia,	Pennsylvania
(Address of Principal Executive Offices)			(Zip Code)

(215)	238-3000
(Registrant's Telephone Number, Including Area Code)
N/A (Former name or former address, if changed since last report.)
__________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class		Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock,	par value $0.01 per share	ARMK	New York Stock Exchange

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Retirement of Executive Vice President, Human Resources

On November 30, 2022, Lynn McKee, Executive Vice President, Human Resources provided Aramark (the “Company”) notice of her intent to retire effective December 1, 2023 which constitutes a Retirement with Notice under the terms of the Agreement Relating to Employment and Post-Employment Competition between the Company and Ms. McKee dated July 16, 2020 (the “Noncompete Agreement”) and under the terms of certain of the award agreements governing Ms. McKee’s outstanding Company equity-based awards. On December 2, 2022, the Board of Directors of the Company (the “Board”) informed Ms. McKee that it would accelerate her planned retirement date to December 31, 2022. In connection with the foregoing, on December 4, 2022, Ms. McKee and the Company entered into a letter agreement (the “Letter Agreement”) to reflect that Ms. McKee’s retirement date will be accelerated and she will be entitled to the payments and benefits applicable upon a Retirement with Notice pursuant to the Noncompete Agreement and equity award agreements, including, to the extent applicable, due to the Company’s acceleration of her retirement date. Such payments and benefits are subject to Ms. McKee’s execution of a release of claims in favor of the Company and compliance with the covenants under the Noncompete Agreement. In addition, it is the Company’s current intention that Ms. McKee will join the Board of Directors of Aramark Uniform Services in connection with its spin-off from the Company, and, for any such service, Ms. McKee would be eligible to receive compensation on the same basis as applies to other non-employee directors of Aramark Uniform Services.

The foregoing summary is qualified in its entirety by reference to the Letter Agreement, a copy of which is included as Exhibit 10.1 hereto, and the Noncompete Agreement, a copy of which is filed as Exhibit 10.3 of the Company’s Current Report on Form 8-K filed with the SEC on July 17, 2020, pursuant to the Exchange Act (file number 001-36223), and incorporated herein by reference.

Appointment of Senior Vice President, Chief Human Resources Officer

On December 2, 2022, the Board approved the appointment of Abigail Charpentier, age 49, as Senior Vice President, Chief Human Resources Officer, effective as of January 1, 2023. Ms. Charpentier currently is employed by the Company as Senior Vice President, Human Resources and Diversity, Aramark U.S. Food & Facilities. Previously Ms. Charpentier was a Vice President, People & Culture, the Americas of Four Seasons Hotels & Resorts from 2018 to 2021. Prior to that, Ms. Charpentier also served in various Human Resources and operational positions at the Company from 1995 until 2018, including as Vice President, Human Resources at Aramark Headquarters from 2017 to 2018 and Vice President, Human Resources, Aramark Education from 2014 to 2017.

Item 7.01. Regulation FD Disclosure

On December 5, 2022, the Company issued a press release announcing Ms. McKee’s retirement from her role as Executive Vice President, Human Resources and the appointment of Ms. Charpentier as Senior Vice President, Chief Human Resources Officer. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information set forth under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.     Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
10.1	Letter Agreement, dated as of December 2, 2022 by and between Aramark and Lynn McKee.
99.1	Press release of Aramark, dated December 5, 2022, announcing retirement of Lynn McKee and appointment of Abigail Charpentier as Chief Human Resources Officer.
104	Cover Page Interactive Date File (embedded within the Inline XRBL document)

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aramark

Date:	December 5, 2022	By:	/S/ LAUREN A. HARRINGTON
		Name:	LAUREN A. HARRINGTON
		Title:	Senior Vice President and
General Counsel